SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                   of the Securities and Exchange Act of 1934

Date of Report  (Date of earliest event reported):   DECEMBER 30, 1998


                          XOMED SURGICAL PRODUCTS, INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


        000-21517                                     06-1393528
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(Commission File Number)                 (I.R.S. Employer Identification No.)


                           6743 SOUTHPOINT DRIVE NORTH
                        JACKSONVILLE, FLORIDA 32216-0980
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (904) 296-9600


                                 NOT APPLICABLE
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

         On December 30, 1998, the registrant issued a press release announcing the purchase of 100% of the stock of Etablissements Boutmy S.A. ("Micro-France") of Saint Aubin le Monial, France. The stock was acquired by a subsidiary of the registrant from the shareholders of Micro-France. The purchase price was $13 million net of approximately $3 million in cash. The funds came from available cash and temporary borrowings from BankBoston, Connecticut. The assets of Micro-France constituting plant, equipment and other physical property will continue to be used in developing, manufacturing and distributing medical instruments.

         The full text of the press release is set forth in Exhibit 99.2 attached hereto and is incorporated in this report as if fully set forth herein.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

         Exhibit 99.2 Press release dated December 30, 1998.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    XOMED SURGICAL PRODUCTS, INC.

Dated:  January 13, 1999            By: /s/ THOMAS E. TIMBIE
                                       --------------------------
                                            Thomas E. Timbie
                                            Vice President, Finance and
                                                  Chief Financial Officer


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                                 EXHIBIT INDEX

EXHIBIT                        DESCRIPTION
-------                        -----------

99.2           Press release dated December 30, 1998.